As filed with the Securities and Exchange Commission on June 6, 1995

                                     Registration No. 33-


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                               XYLOGICS, INC.
(Exact name of issuer as specified in its charter)

         Delaware                               04-2669596
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification Number)

53 Third Avenue, Burlington, Massachusetts          01803
(Address of Principal Executive Offices)        (Zip Code)

NON-STATUTORY STOCK OPTION AGREEMENT DATED APRIL 26, 1995
                    (Full title of the Plan)

                   Alexander Bernhard, Esquire
                          Hale and Dorr
                         60 State Street
                   Boston, Massachusetts 02109
             (Name and Address of agent for service)

                          (617) 526-6000
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                            Proposed   Proposed
Title of                    maximum    maximum
securities     Amount       offering   aggregate    Amount of
to be          to be        price      offering     registration
registered     registered   per share  price        fee

Common Stock,    12,000      $19.75     $237,000       $100
$.10 par value   shares


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given by the Company to the other party to the Non-Statutory Stock Option Agreement dated April 26, 1995, between the Company and Frank J. Pipp, pursuant to Rule 428(b)(1).


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference

          The Company is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

          (1)  The Company's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the class of securities contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


     Item 4.  Description of Securities

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel

          The legality of the Common Stock offered hereby will be passed upon for the Company by the law firm of Hale and Dorr, Boston, Massachusetts. Alexander Bernhard, Esquire, Secretary of the Company, is a partner of Hale and Dorr and beneficially owns 1,000 shares of the Company's Common Stock.


     Item 6.  Indemnification

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article NINTH of the Company's Certificate of Incorporation provides that no director of the Company shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

          Article NINTH of the Company's Certificate of Incorporation provides that the Company will indemnify each person who is or was or has agreed to be a director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Delaware General Corporation Law.

     The Company has entered into indemnification agreements with each of its directors and officers. Pursuant to such agreements, the Company has agreed to provide indemnification to its directors and officers unless the Board of Directors or independent counsel determines that the applicable standard of conduct has not been met, and has agreed to advance litigation expenses upon request provided the director or officer undertakes to repay the advances if it is ultimately determined that he is not entitled to indemnification. Such agreements also provide that, to the extent legally permissible, indemnification applicable to a derivative suit will include amounts paid in settlement.

     Item 7.  Exemption from Registration Claimed

          Not applicable.


     Item 8.  Exhibit Index

          The Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

     Item 9.  Undertakings

          1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Burlington, Commonwealth of Massachusetts on this day of May   ,
1995.

                         XYLOGICS, INC.



                         By:
                            Bruce I. Sachs
                            President, Chief Executive Officer
                            and Director

Dated:  May, 1995

                        POWER OF ATTORNEY

     We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Bruce I. Sachs, Maurice L. Castonguay, Alexander Bernhard and Jay E. Bothwick, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

     Signature                          Title


                              President, Chief         )
Bruce I. Sachs                Executive Officer and    )
                              Director (Principal      )
                              executive officer)       )
                                                       )
                                                       )
                              Vice President, Finance; )
Maurice L. Castonguay         Chief Financial Officer; )
                              Treasurer; Assistant     )
                              Secretary                )
                              (Principal financial and )
                              accounting officer)      ) May   , 1995
                                                       )
                                                       )
                                                       )
Bruce J. Bergman              Director                 )
                                                       )
                                                       )
                              Director                 )
Bruce E. Elmblad                                       )
                                                       )
                                                       )
                              Director                 )
Gerald A. Lodge                                        )
                                                       )
                                                       )
                              Director                 )
Frank J. Pipp                                          )
                                                       )
                                                       )
                                                       )
John William Poduska, Sr.                              )

                        Index to Exhibits


Exhibit
 Number                            Description              Page

   5.1              Opinion of Hale and Dorr.

  23.1              Consent of Hale and Dorr (included in    __
                    Exhibit 5.1 hereto).

  23.2              Consent of Arthur Andersen & Co.

  24.1              Power of Attorney (included in the       __
                    signature pages of this Registration
                    Statement).

  99.1              Non-Statutory Stock Option Agreement
                    dated April 26, 1995.















May 16, 1995


Xylogics, Inc.
53 Third Avenue
Burlington, MA  01803

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 12,000 shares of Common Stock, $.10 par value per share (the "Shares"), of Xylogics, Inc., a Delaware corporation (the "Company"), issuable under the Company's Non-Statutory Stock Option Agreement dated April 26, 1995 (the "Agreement").

     We have examined the Certificate of Incorporation and By-Laws of the Company and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Agreement, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Agreement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

     Alexander Bernhard, Esquire, Secretary of the Company, is a partner of this firm.


                              Very truly yours,



                              HALE AND DORR

                                                     EXHIBIT 23.2




               CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 2, 1994 included in Xylogics, Inc's Form 10-K for the fiscal year ended October 31, 1994 and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN & CO.


Boston, Massachusetts
May 16, 1995